Exhibit 16.1

November 18, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Sutter Rock Capital Corp.’s Form 8-K dated November 18, 2019, and have the following comments:

1.	We agree with the statements made under Item 4.01(a) insofar as they relate to our Firm.

2.	We have no basis on which to agree or disagree with the statements made under Item 4.01(b).

Yours truly,

/s/ Deloitte & Touche LLP

San Francisco, California